EXHIBIT 10.1

Consulting Agreement

This Consulting Agreement (this “Agreement”) is made and entered into on June 5, 2013, by and between Texas Rare Earth Resources Corp., a Delaware corporation (the “Company”) and Michael McDonald, an individual (the “Consultant” and collectively with the Company, the “parties”).

R E C I T A L S

WHEREAS, the Company appointed the Consultant as its Chief Financial Officer on January 1, 2013;

WHEREAS, the Consultant formerly was providing services to the Company under a Consulting Agreement that has since expired; and

WHEREAS, the Company wishes to retain the Consultant on the terms and conditions contained in this Agreement to provide Consulting Services (as defined herein) related to his appointment as Chief Financial Officer, and the Consultant wishes to be so retained and to provide those Consulting Services as the Company’s Chief Financial Officer.

NOW, THEREFORE, in consideration of the mutual promises, terms, releases, covenants and conditions set forth herein, and the performance of each, the parties hereto, intending to be legally bound, agree as follows:

A G R E E M E N T S

1.   Term

The term of this Agreement shall begin on May 1, 2013, and shall be effective for an initial term of one year. The Agreement may be terminated earlier upon mutual agreement of the parties, upon thirty day’s written notice by either party for any reason or immediately upon written notice by the non-defaulting party upon default by the other party of its obligations hereunder.  This Agreement may be extended by written agreement of the parties for such terms and with such modifications as the parties may agree.

2.   Consulting Services

The Consultant shall perform during the Term hereof such services for the Company as required incident to the Consultant holding the office of Chief Financial Officer of the Company and such other consulting and/or advisory services as may reasonably be requested by the Company from time to time with respect to the operations, financial condition or any other financial related matters of the Company and its business (the “Consulting Services”).  The amount of time to be devoted by the Consultant to providing the Consulting Services hereunder, the specific time when such Consulting Services will be provided, and the method of how such Consulting Services will be provided shall be determined in the reasonable discretion of the Consultant after consultation with the Company and as necessary to reasonably accomplish the Consultant’s obligations hereunder; provided, however, that (i) such services shall be provided at such times as are reasonably acceptable to both the Consultant and the Company and in manner consistent with the requirements and responsibilities of the Company’s Chief Financial Officer under federal securities laws, including but not limited to the United States Securities Exchange Act of 1934, as amended, and in accordance with best practices and industry standards for persons rendering services of a similar nature to those being rendered by the Consultant to the Company and (ii) the Consultant shall be responsible for receiving instructions as to the Consulting Services from the Chief Executive Officer.

3.   Compensation for Consulting Services

The Company shall pay the Consultant for the Consulting Services hereunder at a rate of $2,000 per month (the “Retainer”).  The form and timing of the Retainer payments shall be determined by mutual agreement of the Company and the Consultant, but unless otherwise agreed, shall be paid in equal monthly installments throughout the term of this Agreement.

4.   Expenses

The Company shall promptly reimburse the Consultant for all appropriately documented and reasonable business expenses incurred by the Consultant in performance of the Consulting Services under this Agreement.

5.   Independent Contractor Status

In performing the Consultant’s obligations hereunder, the Consultant is operating as an independent contractor and shall not, for any purpose, be deemed an employee or agent of the Company or be eligible to receive or qualify for any benefits or payments not set forth in this Agreement, and the parties hereto do not intend that any agency or partnership relationship be created between them by this Agreement.  The Company shall not withhold any federal or state taxes or other applicable withholdings from amounts paid hereunder to the Consultant, shall not issue to the Consultant a form W-2 for payments made hereunder and shall issue to the Consultant the appropriate form 1099 for payments hereunder.

6.   Confidentiality and Restrictive Covenants

(a)   Confidential Information  The Consultant acknowledges that he has and will have access to confidential information including, but not limited to, current and prospective confidential know-how, products and services, methods, prototypes, equipment, materials, compositions, metals, alloys, trade secrets, ideas, findings, inventions, discoveries, improvements, research and development, specifications, marketing plans, business plans, financial data and information regarding acquisitions, spin-offs and/or joint ventures concerning the business, clients, contacts, prospects and assets of the Company that are unique, valuable and not generally known outside the Company, and which was obtained from the Company or which was learned as a result of the Consultant’s performance of the Consulting Services on behalf of the Company (the “Confidential Information”). Confidential Information does not include information that is in the public domain through no wrongful act on the Consultant’s part.  The Consultant will not, at any time, directly or indirectly use, divulge, furnish or make accessible to any person any Confidential Information, but instead will keep all Confidential Information strictly and absolutely confidential; provided, however, that this provision shall not prevent the Consultant from using his general business skill and knowledge in his future employment to the extent such skill and knowledge is not specifically related to the business of the Company and is not used to directly compete with the Company, or otherwise as prohibited under this Section 6(a).  Notwithstanding the foregoing, the Consultant may disclose Confidential Information (i) that he is required by local, state or federal law to disclose, or (ii) with the prior written consent of the Company.  The Consultant will deliver promptly to the Company, at the termination of his service relationship with the Company, or at any other time at the Company’s request, without retaining any copies (other than Consultant Records, as defined below), all documents and other materials in his possession relating, directly or indirectly, to any Confidential Information.  For purposes of this Agreement, “Consultant Records” shall mean any written or electronic records of the Consultant’s business and personal contacts.

(b)   Securities Laws  The Consultant agrees not to disclose any Confidential Information that is material non-public information within the meaning of United States federal securities laws, including by not limited to Regulation FD of the United States Securities and Exchange Commission, to any third party, nor trade (purchase or sell) in Company securities so long as the Consultant is in possession of the material non-public information until such information has been disclosed to the public by press release and/or in one of the Company’s regulatory filings.

7.   Assignment; Binding Effect

The Consultant may not assign any portion of this Agreement without the Company’s express written consent.  The Company may assign this Agreement only to a successor entity or any successor entity of the Company’s subsidiaries.  Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective heirs, legal representatives, successors, and assigns.

8.   Complete Agreement

This Agreement constitutes a single integrated contract expressing the entire agreement of the parties hereto.  There are no agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof.

9.   Modification; Waiver

This Agreement may not be modified except by a further writing signed by a duly authorized officer of the Company and the Consultant, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

10.   Severability; Headings

If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The paragraph headings are for reference purposes only and are not intended in any way to describe, interpret, define, or limit the extent of this Agreement or of any part hereof.

11.   Interpretation
In the event that an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.   Governing Law

This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.  In the event that any suit, action, or other proceeding is brought by one of the parties against the other, such suit, action, or proceeding shall be filed only in a federal or state court located in Texas.  The parties hereby waive any objection to the jurisdiction and/or venue of such courts.

13.   Counterparts

This Agreement may be executed in separate counterparts, and all such counterparts will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date written below.

COMPANY:

TEXAS RARE EARTH RESOURCES CORP., a Delaware corporation

By: /s/ Daniel Gorski
Name: Daniel Gorski
Title: Chief Executive Officer

CONSULTANT:

/s/ Michael McDonald
Michael McDonald